UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2023

FINTECH ECOSYSTEM DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40914	86-2438985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Springhouse Drive, Suite 204, Collegeville, PA	19426
(Address of principal executive offices)	(Zip Code)

(610) 226-8101

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one right and one-half of one redeemable warrant	FEXDU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	FEXD	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FEXDW	The Nasdaq Capital Market
Rights included as part of the units	FEXDR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2023, Fintech Ecosystem Development Corp., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that since the Company has not yet filed its Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”), the Company is no longer in compliance with Listing Rule 5250(c)(1) (the “Rule”), which requires the Company to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). The Notice is only a notification of a deficiency and not a notification of imminent delisting. The Notice does not have a current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

The Notice states that the Company, pursuant to the listing rules, has 60 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the Form 10-Q’s due date, or until May 13, 2024 to regain compliance with the Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel pursuant to Listing Rule 5815(a).

The Company anticipates that it will file the Form 10-Q within the 60 calendar days, eliminating the applicability of submission of a plan to regain compliance.

Item 7.01. Regulation FD Disclosure.

On December 27, 2023, the Company issued a press release announcing the Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The furnishing of the press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FinTech ECOSYSTEM DEVELOPMENT Corp.

By:	/s/ Saiful Khandaker
Name:	Saiful Khandaker
Title:	Chairman and Chief Executive Officer

Date: December 27, 2023

2